EXHIBIT 23.1
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                                                             ARTHUR ANDERSEN



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 13, 2000 on the consolidated financial statements of Sbarro, Inc. and subsidiaries, and to all references to our Firm included in or made a part of this registration statement.

                                             /s/ Arthur Andersen LLP

New York, New York
March 24, 2000